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                  NEW ENGLAND ENERGY INCORPORATED
                           Balance Sheet
                         At March 31, 1999
(expressed in millions, rounded to hundred thousands of dollars)
                (Unaudited, Subject to Adjustment)
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                              ASSETS
                              ------
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Current assets:
  Temporary cash investment with affiliated company                    $ 0.5
  Prepaid expenses                                              0.4
  Other current assets                                          0.2
                                                              -----
      Total current assets                                          1.1
                                                            -----

      Total assets                                                $ 1.1
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            LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
  Accounts payable                                            $ 0.3
  Accounts payable - associated companies                       0.2
  Accrued taxes                                                 2.2
  Miscellaneous current and accrued liabilities                 0.7
                                                              -----
      Total current liabilities                                 3.4
                                                              -----
Parent company's investment:
  Subordinated notes payable to parent                         23.6
  Common stock, par value $1 per share, and
   other paid-in capital                                        0.3
  Accumulated deficit                                          26.2
                                                              -----
      Total parent company's investment                        (2.3)
                                                              -----
      Total liabilities and parent company's investment                $ 1.1
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